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                                                                    EXHIBIT 16.3

[BDO LOGO]             BDO DUNWOODY LLP                600 Park Place
                       Chartered Accountants           666 Burrard Street
                       and Consultants                 Vancouver, B.C. Canada
                                                       V6C 2X8
                                                       Telephone: (604) 688-5421
                                                       Telefax: (604) 688-5132
                                                       E-mail: vancouver@bdo.ca
                                                       www.bdo.ca

April 5, 2002

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549

Gentlemen:

We were previously the independent auditors of Receptagen Ltd. and on April 30, 1997 we reported on the financial statements of Receptagen Ltd. as of and for the two years ended December 31, 1996. On June 11, 2002, we were dismissed as independent auditors of Receptagen Ltd. We have read statements included under
Item 4 of its Form 8-K for April 2, 2002 and we agree with such statements.

Yours truly,

/s/ BDO Dunwoody LLP

Chartered Accountants
Vancouver, BC

   BDO Dunwoody LLP is a Limited Liability Partnership registered in Ontario